UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2013, Spartan Stores, Inc. (“Spartan Stores” or the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a $1 billion Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent (“Wells Fargo”), and certain lenders from time to time party thereto. The Credit Agreement was entered into contemporaneously with the closing of the Merger (as defined and described in Item 2.01 of this Current Report below), pursuant to which Nash-Finch Company (“Nash-Finch”) became a wholly-owned subsidiary of the Company. The Credit Agreement amends and restates in the entirety each of the previous credit agreements between Wells Fargo (or an affiliate thereof) and Spartan Stores and certain of its subsidiaries and Nash-Finch and certain of its subsidiaries, respectively.

The Credit Agreement has a term of five years, maturing on November 19, 2018, and is a secured credit facility consisting of three tranches. Tranche A is a $900 million secured revolving credit facility; Tranche A-1 is a $40 million secured revolving credit facility; and Tranche A-2 is a $60 million term loan. Borrowings under the Credit Agreement are available for general operating expenses, working capital, merger costs, repayment of certain existing Nash-Finch indebtedness and other general corporate purposes.

The Borrowers have the right to request an increase in the maximum amount of the Credit Agreement in such amount as would bring the aggregate loan commitments under the Credit Agreement to a total of up to $1.4 billion. The request will become effective if (a) certain customary conditions specified in the Credit Agreement are met and (b) one or more existing lenders under the Credit Agreement or other financial institutions approved by the administrative agent commit to lend the increased amounts under the Credit Agreement.

The Borrowers’ obligations under the Credit Agreement are secured by substantially all of the personal and real property of the Borrowers. The Borrowers may prepay all loans at any time without penalty.

Availability under the Credit Agreement is based upon advance rates on certain asset categories owned by the Company, including, but not limited to the following: inventory, accounts receivable, real estate, prescription lists and rolling stock.

Indebtedness under the three tranches of the Credit Agreement bear interest subject to a grid based upon Excess Availability as defined in the Credit Agreement at the Company’s election as either Eurodollar loans or Base Rate loans.

Tranche A Eurodollar loans bear interest at rates ranging from LIBOR plus 1.50% to LIBOR plus 2.00% and Tranche A Base Rate loans bear interest at rates ranging from the greatest of (i) Federal Funds Rate plus 1.00% to 1.50% (ii) the Eurodollar Rate plus 1.50% to 2.00%; or (iii) the prime rate as announced by Wells Fargo plus .50% to 1.00%.

Tranche A-1 Eurodollar loans bear interest at rates ranging from LIBOR plus 2.75% to LIBOR plus 3.25% and Tranche A-1 Base Rate loans bear interest at rates ranging from the greatest of (i) the Federal Funds Rate plus 2.25% to 2.75% (ii) the Eurodollar Rate plus 2.75% to 3.25% or (iii) the prime rate as announced by Wells Fargo plus 1.75% to 2.25%.

Tranche A-2 Eurodollar loans bear interest at LIBOR plus 5.50% and Tranche A Base Rate loans bear interest at rates representing the greatest of (i) Federal Funds Rate plus 5.00% (ii) the Eurodollar Rate plus 5.50%; or (iii) the prime rate as announced by Wells Fargo plus 4.5%.

The Borrowers incur an unused line fee on the unused portion of the loan commitments at a rate ranging from 0.25% to 0.375%.

The Credit Agreement imposes certain requirements, including: limitations on dividends and investments (including distributions to subsidiaries designated as unrestricted subsidiaries); limitations on the Company’s ability to incur debt, make loans, acquire other companies, change the nature of the Company’s business, enter a merger or consolidation, or sell assets. These requirements can be more restrictive depending upon the Company’s Excess Availability as defined under the Credit Agreement.

Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants, or agreements under the Credit Agreement and the other loan documents, and certain defaults of other indebtedness, the administrative agent may terminate the obligation of the lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of insolvency (as defined in the Credit Agreement), the obligation of each lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 19, 2013, Spartan Stores completed the previously-announced merger contemplated by the Agreement and Plan of Merger dated July 21, 2013 (the “Merger Agreement”) between Spartan Stores, SS Delaware, Inc., a wholly-owned subsidiary Spartan Stores (“Merger Sub”), and Nash-Finch. Pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Nash-Finch (the “Merger”), with Nash-Finch as the surviving corporation and a wholly-owned subsidiary of Spartan Stores. Each outstanding share of the common stock of Nash-Finch has been converted into the right to receive 1.20 shares of the Company’s common stock.

Pursuant to the Merger Agreement, the Company will issue approximately 16.5 million shares of Company common stock to holders of Nash-Finch common stock.

The Company’s common stock will continue to trade on the Nasdaq Stock Market under the symbol “SPTN.” Following completion of the Merger, Nash-Finch common stock ceased trading on Nasdaq.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2013, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As reported in Item 5.07 below, the Company’s shareholders approved an amendment to the Company’s Restated Articles of Incorporation to increase the Company’s authorized shares of common stock from 50 million to 100 million.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Wendy A. Beck resigned from the Board of Directors of Spartan Stores as of the effective time of the Merger in order to reduce the number of continuing Spartan Stores directors to seven, as provided in the Merger Agreement. There is no disagreement between Spartan Stores and Ms. Beck known to an executive officer of the Company on any matter relating to Spartan Stores’ operations, policies or practices.

Pursuant to the Merger Agreement, Nash-Finch directors William Voss, Mickey Foret, Douglas Hacker and Hawthorne Proctor were appointed to the Board of Directors of Spartan Stores as of the effective time of the Merger. As required under the Merger Agreement, the Board of Directors will cause each of Messrs. Voss, Foret, Hacker and Proctor to be nominated for re-election at each of the next three annual shareholder meetings, provided that each such person remains willing and able, and is qualified, to serve on the Board of Directors at the time of nomination.

Messrs. Voss, Foret, Hacker and Proctor will each be entitled to receive compensation for his service as a director consistent with the compensation paid to other directors as described in Spartan Stores’ proxy statement filed with the Securities and Exchange Commission on June 14, 2013.

The Board of Directors determined that as of the effective time of the Merger, the Company’s board committees will be as follows:

Audit Committee:	Mickey Foret (Chair)
Elizabeth Nickels
M. Shân Atkins
Hawthorne Proctor
Frank Gambino

Compensation Committee:	Yvonne Jackson (Chair)
William Voss
Timothy O’Donovan
Douglas Hacker

Nominating and Corporate	Douglas Hacker (Chair)
Governance Committee:	M. Shân Atkins
Yvonne Jackson
Timothy O’Donovan
Mickey Foret
William Voss

The Board of Directors of Spartan Stores determined that the size of the board shall be 12 directors, effective as of the effective time of the Merger. There are currently 11 directors. The Board of Directors will consider filling the vacancy.

Executive Officers

The Company has appointed Peter O’Donnell as its Chief Accounting Officer/Controller effective as of November 19, 2013. Mr. O’Donnell previously served as Nash-Finch’s Vice President and Controller. Mr. O’Donnell joined Nash-Finch in 2007, and has more than 30 years of finance experience in leadership positions at Shopko, Borders Group and Ernst & Young. Mr. O’Donnell holds a Masters in Business Administration degree in Finance from The Wharton School, and a Bachelor of Science degree in Accounting from the University of Missouri – Columbia. Mr. O’Donell will receive an annual salary of $300,000 and will be eligible to participate in the Company’s equity incentive plans and cash incentive plans, as described in the Company’s definitive proxy statement filed on June 14, 2013. In addition, the Company and Mr. O’Donnell entered into an Employment Agreement as of November 19, 2013 substantially in the form set forth as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013, incorporated herein by reference.

The Board of Directors also determined that the following individuals will serve as executive officers of the Company, as of the effective time of the Merger:

Dennis Eidson	President and Chief Executive Officer
David M. Staples	Executive Vice President and Chief Financial Officer
Theodore Adornato	Executive Vice President Retail Operations
Ed Brunot	Executive Vice President and President MDV
David deS. Couch	Vice President Information Technology
Alex J. DeYonker	Executive Vice President Chief Legal Officer
Derek Jones	Executive Vice President Food Distribution
Kathleen M. Mahoney	Executive Vice President General Counsel and Secretary
Peter O’Donnell	Vice President Chief Accounting Officer, Controller

Assumption of Nash-Finch Stock Awards and Plans

At the effective time of the Merger, the Company assumed Nash-Finch’s stock incentive plans, including the Nash-Finch 2009 Incentive Award Plan and 2000 Stock Incentive Plan. The Company can issue new awards in the future under those plans, subject to share availability under those plans and the rules of the Nasdaq Stock Market.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a Current Report on Form 8-K filed on October 18, 2013, the Board of Directors of the Company determined to change the Company’s fiscal year end from the last Saturday in March to the Saturday closest to December 31, conditioned on the completion of the Merger. Because the Merger has been completed, the Company’s fiscal year end will change accordingly. Within 75 days of the newly selected fiscal year end, the Company will file a transition report on Form 10-K covering the transition period from March 31, 2013 to December 28, 2013, which is the period between the closing of the Company’s most recently completed fiscal year and the opening date of the newly selected fiscal year.

The disclosure set forth under Item 3.03 of this Current Report is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Spartan Stores, held a special meeting of shareholders on November 18, 2013. At that meeting, the Company’s shareholders voted on the matters set forth below:

1.	Proposal to approve the issuance of shares of Spartan Stores, common stock to stockholders of Nash-Finch pursuant to the Agreement and Plan of Merger dated as of July 21, 2013, as it may be amended from time to time, by and among Spartan Stores, Nash-Finch, and Merger Sub.

Votes for	17,636,670
Votes against	33,969
Abstentions	35,977
Broker Non-Votes	1,644,932

2.	Proposal to approve an amendment to Spartan Stores’ restated articles of incorporation to increase the number of authorized shares of common stock from 50 million to 100 million.

Votes for approval	18,939,977
Votes against	346,891
Abstentions	64,680
Broker Non-Votes	0

3.	Proposal to approve the adjournment of the Spartan Stores special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.

Votes for approval	18,365,320
Votes against	913,266
Abstentions	72,962
Broker Non-Votes	0

Item 7.01. Regulation FD Disclosure.

On November 19, 2013, the Company issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

The information in this Item 7.01 (including the press release) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Nash-Finch required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits:

2.1	Agreement and Plan of Merger dated July 21, 2013. Previously filed as Exhibit 2.1 to Spartan Stores, Inc.’s Form 8-K filed July 22, 2013.

3.1	Text of Amendment to Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as Annex B to the Company’s Registration Statement on Form S-4 filed on August 20, 2013 and incorporated herein by reference.

10.1	Amended and Restated Loan and Security Agreement, among Spartan Stores, Inc. and certain of its subsidiaries, as borrowers, and Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party thereto, dated November 19, 2013.

99.1	Spartan Stores, Inc. Press Release dated November 19, 2013. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2013	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger dated July 21, 2013. Previously filed as Exhibit 2.1 to Spartan Stores, Inc.’s Form 8-K filed July 22, 2013.

3.1	Text of Amendment to Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as Annex B to the Company’s Registration Statement on Form S-4 filed on August 20, 2013 and incorporated herein by reference.

10.1	Amended and Restated Loan and Security Agreement, among Spartan Stores, Inc. and certain of its subsidiaries, as borrowers, and Wells Fargo Capital Finance, LLC, as administrative agent, and certain lenders from time to time party thereto, dated November 19, 2013.

99.1	Spartan Stores Press Release dated November 19, 2013. This Exhibit is furnished to, and not filed with, the Commission.